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                                                                   EXHIBIT 10.29

                                   AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

         This Amendment to Employment Contract is made this 20 day of December, 2002 by and between OM Group, Inc. ("Employer") and James P. Mooney ("Executive").

         WHEREAS, Executive and Employer, previously known as Mooney Acquisition Corporation, entered into a certain employment agreement date September 20, 1991 (the "Agreement"); and

         WHEREAS, the Agreement was amended on one occasion; and

         WHEREAS, in order to secure the continued employment of the Executive which the Company deems to be beneficial, the parties desire to amend the Agreement again in certain respects;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree the Agreement is amended, effective as of December 1, 2002, in the following respects.

         1. Paragraph (a) of Section 1 of the Agreement is hereby amended to provide as follows:

                (a) SERVICES. For the term set forth in Section 1(b), Executive shall serve as Chief Executive Officer of Employer. For as long as Executive is so employed, he shall devote his full productive time, energy, and abilities to his duties as Chief Executive Officer of the Employer, except for incidental attention to the management of his personal investments. Executive may serve on the board of directors of other corporations or organizations so long as such participation does not conflict with the interests or business of Employer or materially interfere with the performance of his duties hereunder.

         2. Paragraph (b) of Section 1 of the Agreement is hereby amended to provide as follows:

                (b) TERM. The Employer agrees to continue to employ Executive and Executive agrees to continue to be employed by the Employer during the term of the Agreement, subject to the provisions hereinafter set forth. Unless terminated earlier as specifically provided herein, the revised term of the Agreement shall commence December 1, 2002, and continue until November 30, 2005; provided, however, that the Agreement shall be renewed automatically for one additional 12-month period on each anniversary of December 1, 2002 (an "Anniversary Date"), unless either the Employer or Executive gives contrary written notice at least six months prior an Anniversary Date. The revised term as renewed pursuant to the above provisions shall be 36 months as of an
         Anniversary Date.
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         3.     Paragraph (b) of Section 7 of the Agreement is hereby amended to provide as follows:

                (b) TERMINATION WITHOUT CAUSE. If Employer terminates Executive's employment without Cause, Employer shall pay Executive for the number of months remaining under the term of the Agreement: (i) 100% of his current total annual monthly salary; and (ii) his "EARNED BONUS". Executive's earned bonus shall equal his ESTIMATED ANNUAL BONUS, as defined below, divided by 12 and then multiplied by the number of months remaining under the term of the Agreement. Executive's Estimated Annual Bonus shall equal the greater of (x) the average of Executive's annual incentive bonus paid to Executive by Employer over the most recent three years and (y) 75% of Executive's annual base salary in effect on the date of termination. Payments made under this
         Section 7(b) shall be payable during the term of the Agreement pursuant to the payroll practices of Employer The healthcare, life insurance, and nonqualified retirement benefits as well as the use of the car to which Executive was entitled, or was accruing, on the date of such termination shall be continued with respect to Executive for the period during which payments are made to Executive pursuant to the above provisions. Restricted stock granted to the Executive shall vest immediately in the event of Termination by Employer without cause or by Executive.

         4. Paragraph (d) of Section 7 of the Agreement is hereby amended to provide as follows:

                (d) TERMINATION FOR DISABILITY. Employer shall have the right to terminate Executive's Employment on or after the date Executive incurs a Disability and such termination shall be treated as a termination without cause, except that any payments received pursuant to Section 7(b) shall be offset by any disability payments received pursuant to any disability benefit plan maintained by Employer. Disability for purposes of the Agreement shall mean a condition that renders Executive unable (as determined by Employer in good faith, based upon the opinion of a physician selected by Employer) to regularly perform his duties hereunder by reason of illness or injury for a period of more than six consecutive months.

         5. Section 7 of the Agreement is hereby amended by the addition of Paragraph (e) at the end thereof to provide as follows:

                (e) TERMINATION BY REASON OF DEATH. In the event of Executive's death while in the employ of Employer, Employer shall:

                       (i) pay Executive's designated beneficiary or if there is no designated beneficiary, his estate, his base salary in effect on the date of death for the period of the term of the Agreement;

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                       (ii) pay Executive's designated beneficiary or if there
         is no designated beneficiary, his estate, his earned bonus, determined pursuant to the provisions of Section 7(b) for the year in which Executive's death occurs;

                       (iii) make, or cause to be made, such payments and benefits under Employer's welfare and pension plans with respect to Executive pursuant to the terms of such plans; and

                       (iv) restricted stock granted to the Executive shall vest immediately.

         6.  Section 8 of the Agreement is hereby amended to provide as follows:

              8. RENEWAL. The Agreement shall be renewed pursuant to the provisions of Section 1(b) above.

         IN WITNESS WHEREOF, Employer has caused this Amendment to Employment Agreement and Executive has executed this Amendment to Employment Agreement as of the date first above written.


OM GROUP, INC                                 EXECUTIVE

By:                                          By:
   ---------------------------------            --------------------------------
Title:


APPROVED:

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Lee R. Brodeur
Chairman, Compensation Committee


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